Exhibit 5.11
13 April 2007
Consent of AMEC Americas Limited
In connection with NovaGold Resources Inc.’s registration statement on Form F-10 dated April 16, 2007 under the United States Securities Act of 1933, as amended, and any documents incorporated by reference therein (the “Registration Statement”), I, Steve Toevs, on behalf of AMEC Americas Limited (“AMEC”), hereby consent to the use of AMEC’s name and to the use of the “Donlin Creek Project 43-101 Technical Report” dated 20 January 2006, relating to the Donlin Creek project (the “Technical Report”) and the references to the Technical Report, or portions thereof, in, or incorporated by reference into, the Registration Statement. AMEC is responsible for preparation of section 16 of the Technical Report.
Dated at Vancouver, British Columbia, this 13th day of April, 2007.

/s/ Steve Toevs
Steve Toevs
Vice President, Finance Oil Sands & Mining

AMEC Americas Limited
111 Dunsmuir Street, Suite 400
Vancouver, B.C. V6B 5W3
Tel (604) 664-3471
Fax (604) 669-3057	www.amec.com